                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          ALLIANCE PHARMACEUTICAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          ALLIANCE PHARMACEUTICAL CORP.

                             3040 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121

                             --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             --------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Alliance Pharmaceutical Corp. (the "Corporation") will be held at 10:00 a.m. on Wednesday, November 8, 2000, at offices of the Corporation at 9333 Genesee Avenue, Suite 300, San Diego, California 92121 for the following purposes:

                  1.       To elect ten directors of the Corporation.

                  2. To consider and act upon a proposal to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 125,000,000 shares, as described in the attached Proxy Statement.

                  3. To approve the 2000 Stock Option Plan of Alliance Pharmaceutical Corp.

                  4. To ratify the appointment by the Corporation's Board of Directors of Ernst & Young LLP as independent auditors of the Corporation for its fiscal year ending June 30, 2001.

                  5. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

         Only holders of record of the Corporation's Common Stock at the close of business on September 14, 2000, are entitled to notice of, and to vote at, the meeting and any adjournments thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Corporation will not be closed.

         Shareholders are urged to attend the meeting in person. If you are not able to do so and wish that your shares be voted, please sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                       By Order of the Board of Directors,



                                       DUANE J. ROTH, CHAIRMAN


Dated:  October 5, 2000

                          ALLIANCE PHARMACEUTICAL CORP.

                             3040 SCIENCE PARK ROAD

                           SAN DIEGO, CALIFORNIA 92121

                             --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                November 8, 2000

                             --------------------

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Pharmaceutical Corp. (the "Corporation") to be voted at the Annual Meeting of Shareholders to be held on Wednesday, November 8, 2000, at 10:00 a.m. at offices of the Corporation at 9333 Genesee Avenue, Suite 300, San Diego, California 92121 and at any adjournment or adjournments thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         The mailing address of the principal executive offices of the Corporation is 3040 Science Park Road, San Diego, California 92121 (telephone number 858/410-5200). The enclosed Proxy and this Proxy Statement are being first sent to shareholders of the Corporation on or about October 5, 2000.

         The Board of Directors has fixed the close of business on September 14, 2000 as the record date for the determination of shareholders of the Corporation entitled to receive notice of, and vote at, the Meeting. At the close of business on the record date, an aggregate of 47,644,596 shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") were issued and outstanding and entitled to one vote on each matter to be voted upon at the Meeting.

         All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

SOLICITATION AND REVOCATION

         PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION. THE PERSONS NAMED IN THE PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Shares represented by properly executed proxies received by the Corporation will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted FOR the election of the ten directors listed herein, FOR an increase in the number of shares of Common Stock authorized for issuance under the Corporation's Certificate of Incorporation, FOR the 2000 Stock Option Plan, and FOR the ratification of the appointment by the Corporation's Board of Directors of Ernst & Young LLP as independent auditors of the Corporation for its fiscal year ending June 30, 2001, all as described in this Proxy Statement.

         Any proxy given by a shareholder pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised, by written notification delivered to the Secretary of the Corporation, by voting in person at the Meeting, or by executing another proxy bearing a later date.

         Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Corporation personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. The Corporation may use the services of Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. The Corporation estimates that the fee for such services should not exceed $4,000. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Corporation.

                            1. ELECTION OF DIRECTORS

         Ten directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders and until the election and qualification of their respective successors. The Board of Directors has nominated Pedro Cuatrecasas, M.D., Fred M. Hershenson, Ph.D., Carroll O. Johnson, Stephen M. McGrath, Donald E. O'Neill, Helen M. Ranney, M.D., Duane
J. Roth, Theodore D. Roth, Jean G. Riess, Ph.D., and Thomas F. Zuck, M.D., all of whom are currently directors of the Corporation. Directors are elected by a plurality vote.

         Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for these nominees. If, for any reason, any of the nominees should be unable to accept nomination or election, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee will be unable to serve as a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.


         Set forth below is certain information with respect to each nominee as of September 14, 2000:

         DUANE J. ROTH. Mr. Roth is 50 and has served as a director of the Corporation since 1985. He has served as Chief Executive Officer of the Corporation since 1985 and as Chairman since October 1989. Prior to joining the Corporation, Mr. Roth served as President of Analytab Products, Inc., an American Home Products company involved in manufacturing and marketing medical diagnostics, pharmaceuticals and devices. For the previous ten years, he was employed in various sales, marketing and general management capacities with Ortho Diagnostic Systems, Inc., a Johnson & Johnson company, which is a manufacturer of diagnostic and pharmaceutical products. Mr. Roth's brother, Theodore D. Roth, is President and Chief Operating Officer of the Corporation.

         THEODORE D. ROTH. Mr. Roth is 49 and served as Executive Vice President and Chief Financial Officer of the Corporation since November 1987, and was appointed President and Chief Operating Officer in May 1998. For more than ten years prior to joining the Corporation, he was General Counsel of SAI Corporation, a company in the business of operating manufacturing concerns, and General Manager of Holland Industries, Inc., a manufacturing company. Mr. Roth received his J.D. from Washburn University and an LL.M. in Corporate and Commercial Law from the University of Missouri in Kansas City. He is the brother of Duane J. Roth, the Chairman and Chief Executive Officer of the Corporation.

         PEDRO CUATRECASAS, M.D. Dr. Cuatrecasas is 64 and was elected as a director of the Corporation in August 1996. He has over 20 years of experience in the pharmaceutical industry. Dr. Cuatrecasas retired from the positions of Vice President of Warner-Lambert Company and President, Parke-Davis Pharmaceutical Research on December 31, 1996, positions he had held since 1989. During the previous four years, he had been Senior Vice President of Research and Development and Director of Glaxo, Inc. For the prior ten years, he was Vice President of Research, Development and Medical at Burroughs Wellcome Company. Dr. Cuatrecasas is a member of the National Academy of Sciences and the Institute of Medicine. He is currently a director of Mitokor Corp. and an independent consultant in pharmaceutical research. He received his M.D. from Washington University School of Medicine.

         FRED M. HERSHENSON, PH.D. Dr. Hershenson is 59 and was elected as a director of the Corporation in August 2000. In July 2000, he retired as Senior Vice President - Drug Development of Warner-Lambert Company. During his 19 year tenure with Warner-Lambert, Dr. Hershenson served in several executive capacities including Senior Vice President, Technical Development. For the thirteen years prior to his employment at Warner-Lambert, he held several managerial positions with G.D. Searle & Company. He has served as an Adjunct Professor of Medicinal Chemistry at the University of Michigan. Dr. Hershenson received his Ph.D. from the University of Illinois.

         CARROLL O. JOHNSON. Mr. Johnson is 67 and has served as a director of the Corporation since 1989. He has been President of Research Management, Inc. ("RMI") since 1985, an independent contract research organization which provides services to the pharmaceutical industry in the implementation of clinical trials. Previously, he served for 25 years in various research, sales and marketing positions with several pharmaceutical companies, including Pharmacia Laboratories, Inc., where he created a national sales force which introduced three major products.

         STEPHEN M. MCGRATH. Mr. McGrath is 64 and has served as a director of the Corporation since 1989. In May 1998, he retired as Executive Vice President of CIBC Oppenheimer & Co., Inc. and as the Director of its Corporate Finance Department. For the eleven years prior to his employment by CIBC Oppenheimer in 1983, he held various executive positions with Warner-Lambert Company. Before joining Warner-Lambert, Mr. McGrath was Controller and Assistant Treasurer of Sterling Drug, Inc. and a certified public accountant for Price Waterhouse & Co. He is a director of PetroCorp, Inc.

         DONALD E. O'NEILL. Mr. O'Neill is 74 and has served as a director of the Corporation since 1991. He retired from Warner-Lambert Company in 1991 after 20 years of service. During his tenure, he held various managerial positions, including President of the Parke-Davis Group, President of the Health Technologies Group and President - International Operations. At the time of his retirement from Warner-Lambert, he held the offices of Executive Vice President of the company, and President and Chairman of its International Operations, and was a member of Warner-Lambert's board of directors.

         HELEN M. RANNEY, M.D. Dr. Ranney is 80 and has served as a director of the Corporation since 1991. She is Professor EMERITA, Department of Medicine, University of California at San Diego, having served as Chairman of the Department from 1973 through 1986. From 1986 through 1991, she was Distinguished Physician of the U.S. Department of Veterans Affairs. She formerly was Professor of Medicine at Albert Einstein College of Medicine (New York) and at the State University of New York, Buffalo. Dr. Ranney is a member of many professional societies, including the National Academy of Sciences, the Institute of Medicine, the Association of American Physicians (past President), and the American Society of Hematology (past President). She has more than 150 publications, primarily relating to blood and blood disorders. Dr. Ranney served on the Board of Directors of Squibb Corp. prior to its merger with Bristol-Myers. She received her M.D. from the College of Physicians and Surgeons, Columbia University.

         JEAN G. RIESS, PH.D. Professor Riess is 63 and has served as a director of the Corporation since 1989. Until his retirement in 1996, he had been the Director of Laboratoire de Chimie Moleculaire at the University of Nice for over 20 years. He has been an active researcher since receiving a Ph.D. from the University of Strasbourg, with numerous patents and over 300 publications. For more than 20 years, Dr. Riess has focused on chemistry related to perfluorochemical emulsions for medical application. He has directed research in synthesis of tailored perfluorochemicals, in emulsion technology, in synthesis of fluorinated surfactants, in the physical chemistry of emulsion stabilization, and in surfactant self-aggregation.

         THOMAS F. ZUCK, M.D. Dr. Zuck is 66 and has served as a director of the Corporation since 1990. He is Professor of Transfusion Medicine and Director of Hoxworth Blood Center at the University of Cincinnati Medical Center and is President of Ohio Enterprises International, Inc. ("OEI"), a consulting company. Dr. Zuck formerly was director of the Division of Blood and Blood Products at the Office of Biologics Research & Review within the U.S. Food and Drug Administration. He has served in numerous scientific professional societies, including as President of the American Association of Blood Banks and the Council of Community Blood Centers. He was Editor-in-Chief of the journal TRANSFUSION and has more than 100 publications to his credit. Dr. Zuck is a retired U.S. Army Colonel, where he was a Commander of the Letterman Army Institute of Research and, for many years, involved with the Army's blood substitute development program. Dr. Zuck received his LL.B. from Yale Law School and his M.D. from Hahnemann Medical College.

COMPENSATION OF DIRECTORS

         Directors do not receive cash compensation for attendance at Board of Directors' meetings or committee meetings. Non-qualified stock options are awarded to nonemployee directors of the Corporation pursuant to the Formula Stock Option Plan for Nonemployee Directors of the Corporation (the "Directors' Formula Option Plan"). Options under the Directors' Formula Option Plan are granted under and subject to the Corporation's 1991 Stock Option Plan. The options have a term of ten years from the date of grant and are exercisable at a price per share equal to the fair market value of a share of Common Stock on the date of grant. Each nonemployee director (i) upon his or her initial election, shall automatically be granted an option to acquire 25,000 shares of Common Stock which shall be exercisable in four installments of 6,250 shares each with the first installment being at his or her initial election and the remaining installments becoming exercisable on the date of each annual meeting of the Board of Directors of the Corporation ("Annual Meeting") thereafter that such person is a director, until fully exercisable, and (ii) upon the third Annual Meeting following his or her initial election and each Annual Meeting thereafter that such person remains a nonemployee director, shall automatically be granted an option to acquire 7,500 shares of Common Stock. Except as otherwise described above, all options are immediately exercisable in full on the date of grant.

OTHER TRANSACTIONS

         The following affiliations exist between the Corporation and certain directors:

         In December 1999, the Corporation renewed a one-year research services agreement with RMI for $2,000 per month, plus $500 per day for each day per month in excess of four days Mr. Johnson devotes to consulting for the Corporation. Mr. Johnson is the president and owner of RMI. RMI received $38,000 for consulting services in the fiscal year ended June 30, 2000.

         In December 1999, the Corporation renewed a one-year consulting agreement with OEI for $2,000 per month. Dr. Zuck is the president and owner of OEI.

         Dr. Ranney receives $2,000 per month and office space for providing consulting services to the Corporation.

         In return for the rights to certain inventions and concepts, the Corporation paid Dr. Reiss $200,000 in February 2000. A subsidiary of the Corporation has a one-year consulting agreement with Dr. Riess which will pay him $100,000 through December 2000.

         In connection with the sale of $25 million of common stock in June 1999, the Corporation paid Roth Capital Partners ("RCP") sales commissions of $1.5 million and issued to RCP a 5-year warrant for 760,000 shares of common stock, exercisable at $3.675 (a 150% premium to the market price at the time). RCP was also paid sales commissions of $50,000 in connection with the Corporation's sale of $10 million in debentures in August 2000. RCP also provides financial advisory services to the Corporation from time to time. Byron Roth, the president, chief executive officer and a principal shareholder of RCP, is the brother of Duane J. Roth, Chief Executive Officer and director of the Corporation and Theodore D. Roth, President, Chief Operating Officer and director of the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The standing committees of the Board of Directors consist of an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating Committee. The Executive Committee was established to act when the full Board of Directors is unavailable. It has all the authority of the Board between meetings of the entire Board as to matters which have not been specifically delegated to other committees of the Board, except the authority that by law cannot be delegated by the Board of Directors. The members of the Executive Committee are Dr. Ranney and Messrs. McGrath and D. Roth. The Compensation Committee advises and makes recommendations to the Board of Directors regarding matters relating to the compensation of directors, officers, and senior management. The members of the Compensation Committee are Drs. Ranney and Cuatrecasas and Messrs. O'Neill and McGrath. The Audit Committee advises and makes recommendations to the Board concerning the internal controls of the Corporation, the independent auditors of the Corporation, and other matters relating to the financial activities of the Corporation. The members of the Audit Committee are Messrs. Johnson and McGrath and Dr. Zuck. The Nominating Committee has the authority to nominate members of the Board of Directors to the entire Board for consideration. The Nominating Committee will not consider nominees recommended by shareholders. The members of the Nominating Committee are Dr. Riess and Messrs. Johnson, D. Roth and T. Roth.

         During the fiscal year ended June 30, 2000, there were five regular meetings of the Board of Directors. The Compensation Committee held one meeting, the Audit Committee held one meeting, the Nominating Committee held one meeting, and the Executive Committee did not meet. Each Board member attended more than 75% of the meetings of the Board and all of the meetings of the committee(s) of which he or she is a member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons who own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

         To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation during the fiscal year ended June 30, 2000, one report, covering one transaction was filed late on behalf of Dr. Cuatrecasas.

                    OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Corporation's voting securities as of September 14, 2000 as to (i) each of the directors and director nominees,
(ii) each of the executive officers listed in the Summary Compensation Table,
(iii) each person known by the Corporation to own more than 5% of any class of the Corporation's outstanding voting securities, and (iv) all directors and executive officers of the Corporation as a group:

--------------------------------------------------------------------------------------------------------------------------
                                  Common Stock
                                                                           AMOUNT AND NATURE OF         PERCENTAGE OF
NAME AND ADDRESS                                                         BENEFICIAL OWNERSHIP (1)         CLASS (2)
----------------                                                         ------------------------         ---------
Duane J. Roth                                                                   922,295 (3)                  1.9%
Pedro Cuatrecasas, M.D.                                                         123,000 (4)                   *
Fred M. Hershenson, Ph.D.                                                        12,500 (5)                   *
Carroll O. Johnson                                                               69,500 (6)                   *
Stephen M. McGrath                                                              259,016 (7)                   *
Donald E. O'Neill                                                               103,000 (8)                   *
Helen M. Ranney, M.D.                                                            82,900 (9)                   *
Jean G. Riess, Ph.D.                                                            177,733 (10)                  *
Theodore D. Roth                                                                367,792 (11)                  *
Thomas F. Zuck, M.D.                                                             57,800 (12)                  *
Harold W. DeLong                                                                265,800 (13)                  *
N. Simon Faithfull, M.D., Ph.D.                                                 137,096 (14)                  *
Artemios B. Vassos, M.D., F.A.C.P.                                               37,500 (15)                  *
All directors and executive officers as a group (22 persons)                  3,199,659                      6.4%
FMR Corp.                                                                     4,798,160 (16)                10.1%
     82 Devonshire Street
     Boston, MA 02109
--------------------------------------------------------------------------------------------------------------------------

         *        Indicates ownership of less than 1% of outstanding shares.


(1) Each person listed or included in the group has sole voting power and sole investment power with respect to the shares owned by such person, except as indicated below.

(2) Shares subject to options and warrants exercisable within 60 days are deemed to be outstanding for percentage calculations with respect to the person holding such options and warrants.

(3) Consists of (i) 285,778 shares owned by Mr. D. Roth, (ii) 633,900 shares subject to options granted by the Corporation under its 1991 Stock Option Plan ("the 1991 Plan"), and (iii) 2,617 shares owned by Mr. Roth's spouse.

(4)      Consists of (i) 73,000 shares owned by Dr. Cuatrecasas and
         (ii) 50,000 shares subject to options granted by the Corporation under the 1991 Plan.

(5) Consists of 12,500 shares subject to options granted to Dr. Hershenson by the Corporation under the 1991 Plan.

(6) Consists of (i) 4,000 shares owned by Mr. Johnson and (ii) 65,500 shares subject to options granted by the Corporation under the 1991 Plan.

(7) Consists of (i) 177,683 shares owned by Mr. McGrath, (ii) 33,333 shares subject to warrants, and (iii) 48,000 shares subject to options granted by the Corporation under the 1991 Plan.

(8) Consists of (i) 25,000 shares owned by Mr. O'Neill, (ii) 76,000 shares subject to options granted by the Corporation under the 1991 Plan, and
         (iii) 2,000 shares owned by Mr. O'Neill's spouse.

(9) Consists of (i) 6,900 shares owned by Dr. Ranney and (ii) 76,000 shares subject to options granted by the Corporation under the 1991 Plan.

(10) Consists of (i) 79,733 shares owned by Dr. Riess and (ii) 98,000 shares subject to options granted by the Corporation under the 1991 Plan.

(11) Consists of (i) 48,042 shares owned by Mr. T. Roth and (ii) 319,750 shares subject to options granted by the Corporation under the 1991 Plan.

(12) Consists of (i) 9,800 shares owned by Dr. Zuck and (ii) 48,000 shares subject to options granted by the Corporation under the 1991 Plan.

(13) Consists of (i) 20,000 shares owned by Mr. DeLong, (ii) 245,000 shares subject to options granted by the Corporation under the 1991 Plan, and
         (iii) 800 shares owned by Mr. DeLong's minor children.

(14) Consists of (i) 19,096 shares owned by Dr. Faithfull and (ii) 118,000 shares subject to options granted by the Corporation under the 1991 Plan.

(15) Consists of 37,500 shares subject to options granted to Dr. Vassos by the Corporation under the 1991 Plan.

(16) FMR Corp has sole power to dispose of all such shares and has sole voting power with respect to 260 shares. Fidelity Management and Research Company ("Fidelity"), a subsidiary of FMR Corp., may be deemed the beneficial owner of 4,797,900 shares as a result of acting as investment adviser to various registered investment companies. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 260 shares as a result of it serving as an investment manager of the institutional accounts. The beneficial ownership of the shares arises in the context of passive investment activities only by various investment accounts managed by the Fidelity companies and their affiliates on a discretionary basis (the "Fidelity Accounts"). The Fidelity Accounts are institutional investors engaged in the investment business. The sole power to vote such shares resides with the Boards of Trustees of such investment companies, with voting carried out by Fidelity under guidelines established by such Boards. Edward C. Johnson III, Abigail P. Johnson, a director of FMR Corp., and members of the Johnson family and trusts for their benefit may be deemed to form a controlling group with respect to FMR Corp. under the Investment Company Act of 1940.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning annual and long-term compensation for the Corporation's Chief Executive Officer and the other four highest paid executive officers (collectively, the "Named Executive Officers") for the year ended June 30, 2000, as well as the total compensation paid to each individual for the Corporation's two previous fiscal years:

----------------------------------------------------------------------------------------------------------------------------------
                           Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Long-Term
                                                                                                          Compen-
                                                                  Annual Compensation                     sation
                                                                                                       --------------
                                                                                                          Awards
                                                   ------------------------------------------------------------------
                    Name                                                                   Other        Securities
                     and                                                                  Annual        Underlying     All Other
                  Principal                           Salary              Bonus           Compen-        Options/       Compen-
                  Position                 Year         ($)                ($)         sation ($)(a)      SARs (#)     sation ($)
----------------------------------------------------------------------------------------------------------------------------------
     Duane J. Roth                         2000       416,000             85,000               -         194,000        11,822(b)
          Chairman and                     1999       430,700                  -               -         150,000         5,289(c)
          Chief Executive Officer          1998       388,000             40,000               -         150,000             -

     Theodore D. Roth                      2000       310,000             47,000               -         147,000         3,859(d)
          President and                    1999       289,800                  -          36,300(e)      100,000         1,256(f)
          Chief Operating Officer          1998       257,000             60,000          38,800(g)       75,000             -

     Harold W. DeLong                      2000       222,000             35,000               -          85,000             -
          Executive Vice President -       1999       220,200                  -               -          75,000             -
          Business Development             1998       196,600             25,000               -          30,000             -

     Artemios B. Vassos                    2000       249,500             25,000         126,300(h)       60,000             -
          Executive Vice President         1999        66,200                  -               -          75,000             -
          and Chief Scientific Officer     1998             -                  -               -               -             -

     N. Simon Faithfull                    2000       214,000             25,000               -          50,000             -
          Vice President -                 1999       212,400                  -               -          30,000             -
          Medical Affairs Development      1998       194,900             20,000               -          25,000             -

----------------------------------------------------------------------------------------------------------------------------------

(a) Perquisites and other personal benefits for specific officers are only reported in specific years where such compensation exceeds the lower of 10% of annual salary and bonus, or $50,000.

(b) This represents the present value of the economic benefit to Mr. D. Roth for the portion of the total premium ($100,000) paid by the Corporation during 2000 with respect to a split-dollar insurance agreement.

(c) This represents the present value of the economic benefit to Mr. D. Roth for the portion of the total premium ($170,000) paid by the Corporation during 1999 with respect to a split-dollar life insurance agreement.

(d) This represents the present value of the economic benefit to Mr. T. Roth for the portion of the total premium ($60,000) paid by the Corporation during 2000 with respect to a split-dollar life insurance agreement.

(e) Includes forgiveness of $32,400 of principal and interest on a relocation loan.

(f) This represents the present value of the economic benefit to Mr. T. Roth for the portion of the total premium ($60,000) paid by the Corporation during 1999 with respect to a split-dollar life insurance agreement.

(g) Includes forgiveness of $35,100 of principal and interest on a relocation loan.

(h) Includes relocation expense and tax reimbursement of $63,600 and forgiveness of $50,700 of principal and interest on a loan.

EMPLOYMENT ARRANGEMENTS

         On June 1, 1995, the Corporation loaned Simon Faithfull $70,000. The loan accrued interest at the rate of 9% per annum. The loan was due and payable on demand; provided that unless and until demand is made, principal and interest were payable in biweekly installments of $500 each. The largest outstanding balance due since the beginning of the last fiscal year was $59,160 and the outstanding balance of $53,687 was paid in full on February 24, 2000. The note was secured by a lien on Dr. Faithfull's primary residence.

         On February 26, 1999 the Corporation entered into an employment agreement with Artemios B. Vassos, M.D., F.A.C.P. to serve as Executive Vice President and Chief Scientific Officer of the Corporation. The agreement provides that Dr. Vassos shall receive a salary of $210,000, a car allowance, and an option for 75,000 shares of the Corporation's Common Stock at an exercise price equal to the market price of Common Stock on the date of the agreement. The agreement provides for a term of employment of up to two years and, upon early termination, he will receive his monthly base rate of pay for the lesser of 12 months or the amount of time remaining under his employment agreement. The Corporation also agreed to cover reasonable relocation expenses. Additionally, Dr. Vassos received the following loans which are secured by his residence in
California:

(1) A $125,000 loan, one-third of which, plus all accrued interest, will be forgiven on the first, second and third anniversary of his employment with the Corporation, provided he remains employed at such time. The largest outstanding balance due since the beginning of the last fiscal year was $134,000 and the outstanding balance on September 14, 2000 was $87,500.

(2) A $125,000 loan with principal and interest payable on a monthly basis over a five-year period. The largest outstanding balance due since the beginning of the last fiscal year was $118,300 and the outstanding balance on September 14, 2000 was $91,300.

(3) A $180,000 loan repayable with accrued interest upon the sale of his previous residence in Michigan. The largest outstanding balance due since the beginning of the last fiscal year was $184,000 and the outstanding balance was paid in full on August 18, 1999.

         All of the loans to Dr. Vassos accrue interest at 7.75% per annum and entire outstanding balance of principal and interest are due and payable within 90 days of termination of employment.

         The Corporation maintains a key man life insurance policy on Duane Roth providing a death benefit of $4 million to the Corporation. The Corporation entered into a split-dollar insurance agreement as of November 11, 1998 with Duane Roth. Pursuant to the agreement, the Corporation and Duane Roth will share in the premium costs of a universal life insurance policy that pays a death benefit of not less that $8 million upon the death of Duane Roth. The Corporation pays the government table (PS-58) cost for $4 million of key person life coverage and is the beneficiary for this coverage. Mr. Roth contributes the government table (PS-58) cost for his share of the balance of the coverage. The portion of each annual premium that equals the annual increase in the cash value of the policy is also contributed by the Corporation. The Corporation can cause the agreement to be terminated and the policy to be surrendered at any time upon 30 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Corporation is also entitled to repayment of an amount equal to the cumulative premiums previously paid by the Corporation minus the cumulative amount allocated to the $4 million of key person coverage, with all remaining payments to be paid to Duane Roth or his beneficiaries.

         The Corporation maintains a key man life insurance policy on Theodore
D. Roth providing a death benefit of $4 million to the Corporation. The Corporation entered into a split-dollar insurance agreement as of November 11, 1998 with Theodore Roth. Pursuant to the agreement, the Corporation and Theodore Roth will share in the premium costs of a universal life insurance policy that pays a death benefit of not less that $4 million upon the death of Theodore Roth. The Corporation pays the government table (PS-58) cost for $4 million of key person life coverage and is the beneficiary for this coverage. Mr. Roth contributes the government table (PS-58) cost for his share of the balance of the coverage. The portion of each annual premium that equals the annual increase in the cash value of the policy is also contributed by the Corporation. The Corporation can cause the agreement to be terminated and the policy to be surrendered at any time upon 30 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Corporation is also entitled to repayment of an amount equal to the cumulative premiums previously paid by the Corporation minus the cumulative amount allocated to the $4 million of key person coverage, with all remaining payments to be paid to Theodore Roth or his beneficiaries.

STOCK OPTION GRANTS AND EXERCISES

         The Corporation has granted options to its executive officers under its 1983 Incentive Stock Option Plan (which plan expired on October 1, 1993), its 1983 Non-Qualified Stock Option Program (which plan expired on February 24,
1999), and its 1991 Stock Option Plan. No stock appreciation rights ("SARs") have been granted by the Corporation.

         The following table sets forth certain information concerning options granted during fiscal 2000 to the Named Executive Officers:

------------------------------------------------------------------------------------------------------------------------------------
                      Option/SAR Grants in Last Fiscal Year
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Potential Realizable Value at
                                                                                                        Assumed Annual Rates of
                                                         Individual Grants                           Stock Price Appreciation for
                                                                                                            Option Term (1)
                                 ---------------------------------------------------------------------------------------------------
                                    Securities       % of Total
                                                      Options/
                                    Underlying      SARs Granted      Exercise or
                                   Options/SARs     to Employees       Base Price      Expiration
              Name               Granted (#) (2)   in Fiscal Year    ($/Share) (5)        Date             5% ($)        10% ($)
------------------------------------------------------------------------------------------------------------------------------------
   Duane J. Roth                      84,000 (3)         3.6%             2.75          8/11/09            145,300        368,100
                                     110,000 (4)         4.7%             7.75          12/28/09           536,100      1,358,700
   Theodore D. Roth                   47,000 (3)         2.0%             2.75          8/11/09             81,300        206,000
                                     100,000 (4)         4.3%             7.75          12/28/09           487,400      1,235,100
   Harold W. DeLong                   35,000 (3)         1.5%             2.75          8/11/09             60,500        153,400
                                      50,000 (4)         2.1%             7.75          12/28/09           243,700        617,600
   Artemios B. Vassos                 25,000 (3)         1.1%             2.75          8/11/09             43,200        109,600
                                      35,000 (4)         1.5%             7.75          12/28/09           170,600        432,300
   N. Simon Faithfull                 25,000 (3)         1.1%             2.75          8/11/09             43,200        109,600
                                      25,000 (4)         1.1%             7.75          12/28/09           121,900        308,800
------------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the result of calculations assuming that the price of Common Stock on the date of the grants of the options increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

(2) All options granted in 2000 to the Named Executive Officers were non-qualified stock options under the 1991 Plan.

(3) Options are exercisable in increments of 50% on date of issuance and 25% on each of the next two subsequent anniversaries.

(4) Options are exercisable in increments of 20% per year commencing one year after the date of issuance and on each subsequent anniversary.

(5) The exercise price per share of the options granted represented at least the fair market value of the underlying shares on the date of grant. Options may be exercised by (i) paying the Corporation at least the par value of the shares of Common Stock being acquired, with the remainder of the exercise price to be borrowed from the Corporation, or (ii) by surrendering shares of Common Stock in payment of the exercise price and applicable withholding taxes. The 1991 Plan provides that loans to pay the exercise price shall mature within five years (or earlier, in the event of a termination of employment or of a consultancy), shall be secured by the shares of Common Stock purchased, shall provide for quarterly payments of interest at such rate as the Board of Directors may determine, and shall be in such form and contain such other provisions as the Board of Directors may determine from time to time.

         The following table summarizes options exercised during fiscal 2000 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:

-------------------------------------------------------------------------------------------------------------------------------

                  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
                                                                            Number of Securities      Value of Unexercised
                                                                                  Underlying               In-The-Money
                                                                           Unexercised Options/SARs   Options/SARs at Fiscal
                                                                            at Fiscal Year End (#)   Year End ($) Exercisable
                                   Shares Acquired on        Value             Exercisable (E)/                (E)/
                                      Exercise (#)        Realized ($)        Unexercisable (U)          Unexercisable (U)
                                   --------------------------------------------------------------------------------------------
   Duane J. Roth                               -                   -              495,400       (E)      1,886,625       (E)
                                                                                  367,000       (U)      1,388,875       (U)

   Theodore D. Roth                            -                   -              248,000       (E)        857,950       (E)
                                                                                  238,500       (U)        952,875       (U)

   Harold W. DeLong                            -                   -              199,500       (E)        693,513       (E)
                                                                                  135,000       (U)        596,563       (U)

   Artemios B. Vassos                          -                   -               31,250       (E)        270,313       (E)
                                                                                  103,750       (U)        720,938       (U)

   N. Simon Faithfull                     43,000             479,700               90,750       (E)        385,625       (E)
                                                                                   86,500       (U)        374,875       (U)

-------------------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors (the "Committee") has provided the following report:

         The Committee is composed entirely of outside, nonemployee directors. The Committee determines the base salaries and the amount of bonus awards to be paid to the executive officers of the Corporation. In addition, the Committee recommends the number of the Corporation's stock option grants which should be made to executive officers and other employees of the Corporation. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in the proxy statement.

EXECUTIVE COMPENSATION POLICY AND COMPONENTS OF COMPENSATION

         The Committee's fundamental executive compensation philosophy is to enable the Corporation to attract and retain key executive personnel and to motivate those executives to achieve the Corporation's objectives. The Corporation is still in its research and development phase and has not yet achieved profitability. Therefore, traditional methods of evaluating executive performance, such as sales and profit levels, return on equity, and stock price, are inappropriate. Accordingly, assessment of each executive's performance is based upon attainment of his or her specific objectives in relation to the Corporation's overall annual strategic goals. The Committee may in its discretion apply different measures of performance for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the fundamental executive compensation philosophy described above.

         Each executive officer's compensation package is reviewed annually and is comprised of three components: base salary, bonus, and stock option grants. In addition, executive officers of the Corporation are eligible to participate in all benefit programs generally available to other employees.

BASE SALARY

         In setting the base salary levels of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in other similarly situated biotechnology/pharmaceutical development companies. In setting levels, the Corporation currently targets the 75th percentile of the relevant labor market. Factors considered include company size, stage of development of a company's products, and geographical location. The Committee also considers the individual experience level and actual performance of each executive officer in view of the Corporation's needs and objectives. Salary decisions are determined in a structured annual review by the Committee with input from the Chief Executive Officer.

BONUSES

         Annual bonus, set as a targeted percentage of total cash compensation, may be earned by each executive officer, based upon the achievement of performance goals established at the beginning of the fiscal year and reviewed at least twice during the year.

         Performance goals for the Corporation are developed by management, and reviewed and approved by the Committee and the Board of Directors. Performance goals for individual executives are developed by the Chief Executive Officer, and reviewed and approved by the Committee. Bonuses are awarded to executives based upon the attainment of these goals during the year, with the Corporation and the executives accomplishing minimum objectives prior to being eligible to receive a bonus. The Committee considers the amounts of bonuses it expects to pay to executives when it compares its compensation practices with other companies similarly situated.

LONG-TERM STOCK-BASED INCENTIVE COMPENSATION

         Generally, the Corporation's Board of Directors or, if appointed, a stock option committee, approves annual grants of stock options to each of the Corporation's executive officers under the 1991 Plan based upon recommendations from the Committee. The grants are designed to align the interest of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Corporation from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Corporation's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set as the Committee deems appropriate in order to retain and motivate key executive officers as well as to provide them with the perspective of the Corporation's shareholders in assessing corporate results. The grants also take into account comparable awards to individuals in similar positions at biotechnology/pharmaceutical development companies as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods, and the risk attached to the future growth of the pharmaceutical industry. In making comparisons in the industry, the Corporation targets the 75th percentile of the relevant labor market.

         The Committee, at its discretion, has the authority to utilize compensation consultants to assist in defining the relevant labor market for executive compensation and to recommend annual salary and bonus increases.

         Duane J. Roth, Chief Executive Officer, although not a member of the Committee, assisted the Committee in developing the compensation packages awarded to executive officers other than himself.

CEO COMPENSATION

         In setting the compensation payable to the Corporation's Chief Executive Officer, the Committee sought to be competitive with other biotechnology/pharmaceutical development companies. In making comparisons, the Corporation targets the 75th percentile of the relevant labor market. The Committee established Duane Roth's base salary based on an evaluation of his personal performance and the objective of having his base salary keep pace with salaries being paid to similarly situated chief executive officers. With respect to his base salary, it is the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Corporation performance factors. The remaining component of his 2000 fiscal year compensation, however, was dependent upon performance and provided no dollar guarantees.

SECTION 162(m)

         Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table to $1 million. For the 1999 taxable year, the Corporation did not reach and, therefore was not affected by, this limitation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

                   COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

            Donald E. O'Neill, Chairman                   Dr. Helen M. Ranney
            Dr. Pedro Cuatrecasas                         Stephen M. McGrath


STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return to the Corporation's shareholders during the five-year period ended June 30, 2000, as well as with that of an overall stock market index (Nasdaq) and a published industry index (Nasdaq Pharmaceutical):


            ALLP             NASDAQ (US)      NASDAQ PHARM
6/30/1995          $100.00          $100.00          $100.00
6/30/1996          $169.23          $171.31          $100.00
6/30/1997          $103.21          $208.35          $195.99
6/30/1998           $42.95          $274.30          $199.42
6/30/1999           $26.92          $394.97          $204.26
6/30/2000          $115.38          $583.48          $639.98


           STOCK
           PRICE             VALUE            VALUE
6/30/1995             9.75          228.371           204.53
6/30/1996            16.50          391.217          400.856
6/30/1997            10.06          475.806          407.872
6/30/1998            4.188          626.431          417.766
6/30/1999            2.625          902.001          582.705
6/30/2000           11.250          1332.49         1308.944


            2. PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

         The Corporation is proposing an amendment to Paragraph 4 of the Corporation's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 75,000,000 shares to 125,000,000 shares (the "Common Stock Amendment").

         Pursuant to its Certificate of Incorporation, as amended, the Corporation is presently authorized to issue 75,000,000 shares of Common Stock and 5,000,000, shares of preferred stock, $.01 par value. On September 14, 2000, if all of the shares of Common Stock currently reserved for issuance upon the exercise of outstanding warrants and options were issued, the number of shares of Common Stock that would be outstanding is 55,980,056 shares. The Company has also reserved an additional 3,364,396 shares of Common Stock for issuance upon the conversion of its Series F Preferred Stock and all outstanding convertible debt.

         On August 16, 2000, the Board of Directors approved an amendment to the Corporation's Certificate of Incorporation providing for an increase in the authorized number of shares of Common Stock from 75,000,000 shares to 125,000,000 shares. The Board of Directors deems it to be in the best interest of the Corporation that the Corporation have available additional authorized shares of Common Stock for additional public offerings and private placements, acquisitions, financings, stock dividends, personnel recruitment and retention, and for other opportunities which may arise in the future. The additional shares of Common Stock would be available for issuance by action of the Board of Directors without the need for further action by shareholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Corporation's securities may then be listed. Under applicable laws of the State of New York, shareholders of the Corporation have no pre-emptive rights with respect to the authorization or issuance of additional shares of the Corporation's capital stock.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Corporation's shareholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Corporation more difficult. For example, additional shares could be issued by the Corporation so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Corporation. Similarly, the issuance of additional shares to certain persons allied with the Corporation's management could have the effect of making it more difficult to remove the Corporation's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

         In addition, an issuance of additional shares by the Corporation could have an effect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Corporation's earnings and book value, an increase in the aggregate number of outstanding shares of the Corporation caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Corporation's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a shareholder's investment could be adversely affected.

         Under New York law, the affirmative vote of the holders of securities representing a majority of the voting power entitled to vote at the Meeting is required to adopt the proposed Common Stock Amendment.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE COMMON STOCK AMENDMENT.

               3. PROPOSED ADOPTION OF THE 2000 STOCK OPTION PLAN

         On August 16, 2000, the Board of Directors adopted the 2000 Stock Option Plan (the "2000 Plan"). The Board believes that the 2000 Plan is necessary to meet the Corporation's objectives of recruiting, motivating and retaining officers, employees and nonemployee consultants with appropriate experience and ability, and to increase the grantees' alignment of interest with the Corporation's shareholders. The only existing stock option plan of the Corporation, the 1991 Stock Option Plan (the "1991 Plan"), expires in November 2001, and the Board believes it is important to have a new stock option plan in effect when the 1991 Plan expires. The 2,100,000 shares authorized under the 2000 Plan represent 4% of the Corporation's Common Stock on a fully diluted basis as of June 30, 2000.

                             DESCRIPTION OF THE PLAN

         The following is a summary of the principal features of the 2000
Plan:

PURPOSE

         The purpose of the 2000 Plan is to assist the Corporation in the recruitment, retention and motivation of directors, officers, employees and consultants who are providing, or who are expected to provide, services which are deemed important to the Corporation, by enabling them to acquire the Corporation's Common Stock, thereby increasing their proprietary interest in and commitment to the growth and success of the Corporation.

ADMINISTRATION

         The 2000 Plan is administered by the "Plan Administrator" which consists of the Board of Directors of the Corporation, unless the Board of Directors appoints a committee to administer the 2000 Plan. The Plan Administrator has full authority, subject to the provisions of the 2000 Plan, to determine the eligible individuals who are to receive option grants under the 2000 Plan, the type of option (incentive stock option or non-qualified stock option) to be granted, the consideration for the granting of such options, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, and the maximum term for which the option is to remain outstanding. The Board of Directors currently serves as the Plan Administrator.

ELIGIBILITY AND SHARES SUBJECT TO THE 2000 PLAN

         Under the 2000 Plan, 2,100,000 shares of Common Stock have been reserved for issuance upon the exercise of options granted pursuant to the terms of the 2000 Plan. The 2000 Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options ("NSOs"). ISOs may be granted only to employees of the Corporation or its subsidiaries. NSOs may be granted to employees, nonemployee directors and consultants who provide services which are deemed important to the Corporation or its subsidiaries. If any options granted under the 2000 Plan shall for any reason expire or be canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for new grants under the 2000 Plan. Options to purchase more than 200,000 shares may not be granted to any individual in a single calendar year under the 2000 Plan.

TERMS OF OPTIONS

         Each option granted under the 2000 Plan must be exercised within ten years of the date of its grant, unless the Plan Administrator specifies some lesser time. Stock options granted under the 2000 Plan must be exercised by the optionee before the earlier of the expiration of such option or the date ten days after termination of the optionee's employment or service, except that this period is extended to three months in the case of the optionee's retirement at or after age 65 or termination of employment or service due to disability, and to six months in the case of the optionee's death, in which case the option is exercisable by the optionee's estate. Options granted pursuant to the 2000 Plan will vest at the time or times determined by the Plan Administrator. Options become immediately exercisable in full upon the optionee's retirement at or after age 65 or termination of employment or service due to disability or death, or upon the occurrence of such circumstance or event as in the opinion of the Plan Administrator merits special consideration.

         Options are subject to such terms and conditions, including price and rate of exercise, as the Plan Administrator may determine. However, the exercise price for ISOs will be no less than 100% of fair market value on the date of grant. The exercise price for NSOs will be no less than the greater of par value of the shares ($.01 per share) or 100% of the fair market value of the shares on the date of grant.

         Payment of the purchase price for shares purchased pursuant to the exercise of an option may be made by cash or check, by a "cashless" exercise method through a broker, by surrendering shares of Common Stock of the Corporation in payment of the exercise price and applicable withholding taxes, or by such other methods as the Plan Administrator may permit from time to time. A grantee who is an employee of or a consultant to the Corporation at the time of exercise of an option may, if authorized by the Plan Administrator, exercise his/her option by paying the Corporation at least the par value of the shares of Common Stock being acquired and borrowing the remainder of the exercise price from the Corporation. The 2000 Plan provides that such loans shall mature within five years (or earlier, in the event of a termination of employment or of a consultancy), shall be secured by the shares of Common Stock purchased, shall provide for quarterly payments of interest at such rate as the Plan Administrator may determine and shall be in such form and contain such other provisions as the Plan Administrator may determine from time to time.

DURATION, AMENDMENT AND TERMINATION

         The 2000 Plan expires on August 15, 2010. The 2000 Plan may be amended, suspended or terminated at any time by action of the Board of Directors or the Plan Administrator, except that no such action may, without shareholder approval, increase the maximum number of shares reserved for options under the 2000 Plan or for any individual, change the class of eligible persons under the 2000 Plan. Furthermore, no action may, without the consent of an optionee, adversely affect his/her rights under any option theretofore granted. Without the approval of the Corporation's shareholders, the 2000 Plan does not allow options to be repriced by lowering the option exercise price of a previously granted option or by the cancellation of outstanding options with subsequent replacement or regrant of options with a lower exercise price.

FEDERAL INCOME TAX CONSEQUENCES

         Neither the optionee nor the Corporation will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise; and the Corporation will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding. The tax treatment of a disposition of option shares acquired under the 2000 Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or NSO. The Corporation will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

         Shareholders are requested in this Proposal 3 to approve the adoption of the 2000 Plan. Under New York law, the affirmative vote of the holders of securities representing a majority of the voting power present in person or represented by proxy at the Meeting is required to adopt the proposed adoption of the 2000 Plan of the Corporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2000 STOCK OPTION PLAN.

             4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of Ernst & Young LLP, independent auditors for the Corporation for the year ending June 30, 2000, to serve as the independent auditors for the Corporation for the fiscal year ending June 30, 2001. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         Shareholder ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors is not required by the Corporation's Bylaws or otherwise. If the shareholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Corporation and its shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                              5. OTHER BUSINESS

         Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                        FUTURE PROPOSALS BY SHAREHOLDERS

         Any proposal which a shareholder of the Corporation wishes to have included in the proxy statement and proxy relating to the Corporation's 2001 Annual Meeting pursuant to the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Corporation at its executive offices no later than July 12, 2001, and must otherwise comply with the requirements of Rule 14a-8. Shareholder proposals submitted outside the processes of Rule 14a-8 will also be considered untimely if submitted after July 12, 2000. The address of the Corporation's executive office is 3040 Science Park Road, San Diego, California 92121.

                      INFORMATION INCORPORATED BY REFERENCE

         Audited financial statements, management's discussion and analysis of financial condition and results of operations, and quantitative and qualitative disclosures about market risk are incorporated by reference herein to the Annual Report to Shareholders accompanying this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

         THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, TO EACH PERSON SOLICITED HEREUNDER WHO MAILS A WRITTEN REQUEST THEREFOR TO ALLIANCE PHARMACEUTICAL CORP., 3040 SCIENCE PARK ROAD, SAN DIEGO, CA 92121, ATTENTION:
LLOYD A. ROWLAND, VICE PRESIDENT AND GENERAL COUNSEL. THE CORPORATION WILL ALSO FURNISH, UPON THE PAYMENT OF A REASONABLE FEE TO COVER REPRODUCTION AND MAILING EXPENSES, A COPY OF ALL EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K.

         It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped, addressed envelope as promptly as possible.

                                       By Order of the Board of Directors,



                                       Duane J. Roth, Chairman

Date:    October 5, 2000
         San Diego, California

                             2000 STOCK OPTION PLAN
                                       OF
                          ALLIANCE PHARMACEUTICAL CORP.

         1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to provide an additional incentive to, and attract and hold in service, directors, officers and other employees of, and consultants to, the Corporation, and any future subsidiaries of the Corporation, who are providing, or who are expected to provide, services which are deemed important to the Corporation. Accordingly, these persons may be encouraged to acquire stock ownership in, and increase their commitment to, the Corporation, thereby promoting the interests of the Corporation and its shareholders. Options granted under the Plan may be incentive stock options satisfying the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and non-qualified stock options which are not intended to satisfy said Section 422.

         2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

                  (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation, as constituted at any time.

                  (b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

                  (c) "Committee" shall mean the Committee hereinafter described in Section 3.

                  (d) "Corporation" shall mean Alliance Pharmaceutical Corp., a New York corporation.

                  (e) "Eligible Persons" shall mean those persons described in
Section 4 who are potential recipients of Options.

                  (f) "Fair Market Value" on a specified date shall mean the closing price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the average of the closing bid and asked prices at which a Share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

                  (g) "Options" shall mean the Stock Options granted pursuant to this Plan.

                  (h) "Plan" shall mean this 2000 Stock Option Plan of Alliance Pharmaceutical Corp., as adopted by the Board of Directors on August 16, 2000, as such Plan from time to time may be amended.

                  (i) "President" shall mean the person who at the time shall be the President of the Corporation.

                  (j) "Share" shall mean a share of common stock, par value $.01 per share, of the Corporation.

                  (k) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

         3. COMMITTEE. The Plan shall be administered by the Board of Directors unless the Board of Directors otherwise appoints a committee to administer the Plan. During any period of time in which the Plan is administered by the Board of Directors, all references in the Plan to the Committee shall be deemed to refer to the Board.

         4. PARTICIPANTS. The class of persons who are potential recipients of Options granted under this Plan consist of directors and key employees of the Corporation or a Subsidiary, and consultants to the Corporation or a Subsidiary (hereinafter referred to as "Consultants"), as determined by the Committee. The persons to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

         5. SHARES. Subject to the provisions of Section 14 hereof, the Committee may grant Options with respect to an aggregate of up to 2,100,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual in any calendar year shall not exceed 200,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, that with respect to any Option granted to any Eligible Person who is a "covered employee" as defined in
Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder that is canceled, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such Eligible Person.

         6. GRANT OF OPTIONS. The number of any Options to be granted to any Eligible Person shall be determined by the Committee in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No option which is intended to qualify as an incentive stock option shall be granted to any individual who, at the time of the grant, is not an employee of the Corporation or a Subsidiary.

                  Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as (or deemed to be) incentive stock options granted to an employee (and any incentive stock options granted to such employee under any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

            Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same person.

            An Option shall be evidenced by a written Option agreement in a form approved by the Committee. An Option agreement signed by the Chairman of the Board or the President or a Vice President of the Corporation, and dated the day of grant, or such later date as the Committee in its sole discretion, shall determine, shall be tendered to each person to whom an Option is granted, except that such Option agreement shall be deemed rescinded and have no effect if the Option holder, within a specified period, does not sign an unqualified acceptance, in such form as the Committee has prescribed, of such Option agreement. The Option agreement for an Option shall indicate whether or not the Option is an incentive stock option.

         7. PURCHASE PRICE. The purchase price per Share of the Shares to be purchased pursuant to the exercise of an Option shall be fixed by the Committee at the time of grant; provided however, that the purchase price per Share shall not in any event be less than 100% of the Fair Market Value of a Share on the date of grant of the Option.

         8. DURATION OF OPTIONS. The duration of any Option granted under this Plan shall be for a period of ten years from the date upon which the Option is granted or such lesser period as the Committee may determine at the time of grant.

         9. TEN PERCENT SHAREHOLDERS. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

         10. EXERCISE OF OPTIONS. Except as otherwise provided herein, Options, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee; provided, however, that no Options may be exercised for less than 100 Shares at a time, unless the grant is for a number of Shares not evenly divisible by 100, in which case the final exercise may be for the remaining Shares; and provided, further, that no Option may be exercised prior to the approval of the Plan by a majority vote of the shareholders.

            Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may, after approval of the Plan by a majority vote of the shareholders of the Corporation, be exercised in the following circumstances: (a) subject to the provisions of Section 13 hereof, immediately upon (but prior to the expiration of the term of the Option) the holder's cessation of employment or service due to retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) subject to the provisions of Section 13 hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, or (c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

            An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect ("Exercise Notice"), together with the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: (i) in cash or by check payable to the order of the Corporation which amount payable includes all applicable withholding taxes; (ii) by including in the Exercise Notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation to pay the full purchase price of the Shares and all applicable withholding taxes; (iii) if specifically authorized by the Committee and the purchaser is an employee or Consultant at the time of purchase, by payment in cash of at least $.01 per Share and all applicable withholding taxes, with the remainder of the Option price being borrowed from the Corporation as described below; or (iv) by such other methods as the Committee may permit from time to time. In the case described in clause (iii) above, the Corporation, unless otherwise determined by the Committee, will lend to such purchaser an amount up to the excess of the full Option price of the Shares purchased over the cash payment, but not more than the excess of such price over the par value of such Shares, such loan to be evidenced by the purchaser's delivery to the Corporation of his or her unconditional promissory note to pay the amount of the loan within five years in such manner as is determined by the Committee. Any such note: (i) shall be dated the date of the Exercise Notice of the Option, (ii) shall provide for the payment of equal installments of principal, (iii) shall provide for quarterly payment of interest on such indebtedness at such rate as the Committee may determine, which cannot be less than the prime rate and (iv) shall be in such form and contain such other provisions as the Committee may determine from time to time. In connection with any such loan, the purchaser shall deposit with the pledge to the Corporation the certificate or certificates evidencing all of the Shares so purchased, to be held by the Corporation as collateral security for such loan. If the employment or consulting arrangement of the purchaser is terminated by reason of death, any unpaid balance of such indebtedness shall become due and payable one year after the date of the death, but not later than five years after the date of purchase, unless otherwise determined by the Committee. If the employment or consulting arrangement of the purchaser is terminated for any reason other than death, any unpaid balance of such indebtedness shall become immediately due and payable on such date of termination, unless otherwise determined by the Committee. Cash dividends paid on Shares held by the Corporation as security shall be paid to the purchaser. Voting rights and other shareholder's rights with respect to all Shares shall vest in the purchaser although the Shares are held by the Corporation as security. Upon default in the payment of principal or interest on a loan provided for in this paragraph, the Corporation, to the extent then permitted by law and without demand or notice to the debtor, may sell any pledged Shares for the benefit of the debtor and apply the net proceeds of such sale to the then unpaid principal and interest on such loan, and any remainder of such proceeds shall be paid to the debtor.

            Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option, subject to the deposit of such certificate as collateral security for a loan as described in the preceding paragraph. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall maintain records indicating the number of Shares with respect to which the Option remains available for exercise and, absent manifest error, the Corporation's records shall be determinative.

            In lieu of the foregoing option exercise payment methods, the Option holder may deliver with the Exercise Notice (A) shares of the Corporation's Common Stock owned by the holder having a Fair Market Value calculated as of the date of the Option exercise equal to the sum of (i) the aggregate Option exercise price of the Shares with respect to which such Option or portion is being exercised and (ii) applicable withholding taxes, duly endorsed for transfer to the Corporation, or (B) written instructions to withhold shares of the Corporation's Common Stock issuable to the holder upon exercise of the Option being exercised, having a Fair Market Value calculated as of the date of the Option exercise equal to the sum of (i) the aggregate Option exercise price of the Shares with respect to which such Option or portion is being exercised (including the Shares to be withheld) and (ii) applicable withholding taxes.

            Notwithstanding any other provision of the Plan or of any Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

        11. CONSIDERATION FOR OPTIONS. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may determine.

        12. NON-TRANSFERABILITY OF OPTIONS. Options and all other rights thereunder shall be non-transferable or non-assignable by the holder thereof except to the extent that the estate of a deceased holder of an Option may be permitted to exercise them. Options may be exercised or surrendered during the holder's lifetime only by the holder thereof.

        13. TERMINATION OF EMPLOYMENT. All or any part of any Option, to the extent unexercised, shall terminate immediately: (i) in the case of an employee, upon the cessation or termination for any reason of the holder's employment by the Corporation or any Subsidiary, or (ii) in the case of a director or Consultant who is not an employee, upon the holder's ceasing to serve as a director or Consultant of the Corporation or any Subsidiary, except that the holder shall have until the end of the tenth business day following the cessation of his employment with the Corporation or its Subsidiaries or his service as a director or Consultant of the Corporation or its Subsidiaries, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment or service terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the holder or the representative of the estate of a deceased holder shall have the privilege of exercising the Options which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and (a) within three months of the holder's retirement or disability, or (b) within six months of the holder's death, as the case may be. If the employment or service of any Option holder with the Corporation or its Subsidiaries shall be terminated because of the Option holder's violation of the duties of such employment or service with the Corporation or its Subsidiaries as he may from time to time have, the existence of which violation shall be determined by the Board in its sole discretion (which determination by the Board shall be conclusive), all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation or its Subsidiaries, and an Option holder whose employment or service with the Corporation or its Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation or its Subsidiaries.

         14. ADJUSTMENT PROVISION. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder.

             Any fractional shares or securities issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

             Notwithstanding any other provision of this Plan, in the event of a recapitalization, merger, consolidation, rights offering, reorganization, liquidation, or other change in the Corporation's corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and class of shares available hereunder as it shall deem appropriate to prevent dilution or enlargement of rights.

         15. ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACT. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Option, or may issue stop transfer orders in respect thereof.

         16. INCOME TAX WITHHOLDING. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of any Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

         17. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Option not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would (i) increase the number of Shares issuable under the Plan or to any individual, or (ii) change the class of Eligible Persons, shall be subject to the approval of the shareholders of the Corporation within one year of such amendment. In addition, without the prior approval of the Corporation's shareholders, Options issued hereunder will not be re-priced by lowering the Option exercise price of a previously granted award, or by cancellation of outstanding Options with subsequent replacement, or re-grant of Options with lower exercise prices.

             Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

         18. NO RIGHT OF EMPLOYMENT OR SERVICE. Nothing contained herein or in an Option shall be construed to confer on any Eligible Person any right to be continued in the employ or service of the Corporation or any Subsidiary or derogate from any right of the Corporation and any Subsidiary to retire, request the resignation of or discharge such Eligible Person (without or with pay), at any time, with or without cause.

         19. FINAL ISSUANCE DATE. No Option shall be granted under the Plan after August 15, 2010.

                 ALLIANCE PHARMACEUTICAL CORP. AND SUBSIDIARIES

             TABLE OF CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                      Page No.
                                                                      --------

Report of Ernst & Young LLP, Independent Auditors                        F-2

Consolidated Balance Sheets at June 30, 2000 and 1999                    F-3

Consolidated Statements of Operations for the Years
Ended June 30, 2000, 1999 and 1998                                       F-4

Consolidated Statements of Stockholders' Equity for the Years
Ended June 30, 2000, 1999 and 1998                                       F-5

Consolidated Statements of Cash Flows for the Years
Ended June 30, 2000, 1999 and 1998                                       F-6

Notes to Consolidated Financial Statements                           F-7 - F-15





No consolidated financial statement schedules are filed herewith because they are not required or are not applicable, or because the required information is included in the consolidated financial statements or notes thereto.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Alliance Pharmaceutical Corp.

We have audited the accompanying consolidated balance sheets of Alliance Pharmaceutical Corp. and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alliance Pharmaceutical Corp. and subsidiaries at June 30, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

                                ERNST & YOUNG LLP



San Diego, California
August 1, 2000

    ALLIANCE PHARMACEUTICAL CORP. AND SUBSIDIARIES
    CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                                                         JUNE 30,
                                                                                               2000                    1999
                                                                                       --------------------    ---------------------
    ASSETS
    CURRENT ASSETS:
        Cash and cash equivalents                                                      $        28,721,000     $         19,081,000
        Short-term investments                                                                   4,806,000                        -
        Research revenue receivable                                                                146,000                4,875,000
        Other current assets                                                                     1,322,000                  413,000
                                                                                       --------------------    ---------------------
                Total current assets                                                            34,995,000               24,369,000

    PROPERTY, PLANT AND EQUIPMENT - NET                                                         20,309,000               24,621,000
    PURCHASED TECHNOLOGY - NET                                                                  10,065,000               11,361,000
    RESTRICTED CASH                                                                              5,000,000                5,000,000
    INVESTMENT IN JOINT VENTURE                                                                  5,000,000                        -
    OTHER ASSETS - NET                                                                             580,000                  633,000
                                                                                       --------------------    ---------------------
                                                                                       $        75,949,000     $         65,984,000
                                                                                       ====================    =====================

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Accounts payable                                                               $         4,983,000     $          4,910,000
        Accrued expenses                                                                         4,101,000                4,280,000
        Deferred revenue                                                                        10,000,000                        -
        Current portion of long-term debt                                                        4,586,000                4,170,000
                                                                                       --------------------    ---------------------
                Total current liabilities                                                       23,670,000               13,360,000

    LONG-TERM DEBT                                                                              19,013,000               10,499,000

    COMMITMENTS

    STOCKHOLDERS' EQUITY:
        Preferred stock - $.01 par value; 5,000,000 shares authorized; Series D
         Preferred stock - 0 and 500,000 shares issued and outstanding at June 30, 2000 and 1999, respectively; liquidation preference of
           $10,000,000 at June 30, 1999                                                                  -                    5,000
         Series F Preferred stock - 500,000 and 0 shares issued and outstanding at June 30, 2000 and 1999, respectively; liquidation preference of
           $20,000,000 at June 30, 2000                                                              5,000                        -
        Common stock - $.01 par value; 75,000,000 shares authorized; 47,233,454 and 43,510,049 shares issued and outstanding at
           June 30, 2000 and 1999, respectively                                                    472,000                  435,000
        Additional paid-in capital                                                             402,470,000              368,409,000
        Accumulated comprehensive income (loss)                                                  3,510,000                        -
        Accumulated deficit                                                                   (373,191,000)            (326,724,000)
                                                                                       --------------------    ---------------------
                Total stockholders' equity                                                      33,266,000               42,125,000
                                                                                       --------------------    ---------------------
                                                                                       $        75,949,000     $         65,984,000
                                                                                       ====================    =====================


    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

      ALLIANCE PHARMACEUTICAL CORP. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                                                       Years ended June 30,
                                                                            2000                1999                1998
                                                                     ------------------  ------------------  ------------------
      REVENUES:
          License and research revenue                               $      16,000,000   $       8,251,000   $      21,209,000

      OPERATING EXPENSES:
          Research and development                                          54,605,000          60,427,000          50,084,000
          General and administrative                                         9,760,000           8,566,000           7,886,000
                                                                     ------------------  ------------------  ------------------
                                                                            64,365,000          68,993,000          57,970,000
                                                                     ------------------  ------------------  ------------------
      LOSS FROM OPERATIONS                                                 (48,365,000)        (60,742,000)        (36,761,000)

      IMPUTED INTEREST EXPENSE ON CONVERTIBLE NOTES                         (3,653,000)           (844,000)                  -
      INVESTMENT INCOME                                                      7,512,000           1,876,000           4,332,000
      INTEREST EXPENSE                                                      (1,961,000)         (1,063,000)           (574,000)
                                                                       ----------------    ----------------    ----------------
      NET LOSS                                                             (46,467,000)        (60,773,000)        (33,003,000)

      IMPUTED DIVIDENDS ON PREFERRED STOCK                                           -          (1,700,000)                  -
                                                                     ------------------  ------------------  ------------------
      NET LOSS APPLICABLE TO COMMON SHARES                           $     (46,467,000)  $     (62,473,000)  $     (33,003,000)
                                                                     ==================  ==================  ==================

      NET LOSS PER COMMON SHARE:
        Basic and diluted                                            $           (1.03)  $           (1.89)  $           (1.04)
                                                                     ==================  ==================  ==================
      WEIGHTED AVERAGE SHARES OUTSTANDING:
        Basic and diluted                                                   45,203,000          33,045,000          31,749,000
                                                                     ==================  ==================  ==================


      SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ALLIANCE PHARMACEUTICAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

-----------------------------------------------------------------------------------------------------------------------------

                                                                        CONVERTIBLE
                                                                      PREFERRED STOCK                  COMMON STOCK
                                                               --------------------------------------------------------------
                                                                   SHARES         AMOUNT         SHARES            AMOUNT
                                                               --------------- -------------- -------------- ----------------
BALANCES AT JUNE 30, 1997                                                   -  $           -     31,165,000  $       311,000
     Exercise of stock options and warrants                                                         104,000            1,000
     Sale of convertible Series D Preferred Stock                     500,000          5,000
     Payment related to acquired in-process technology                                              706,000            8,000
     Issuance of stock in satisfaction of employer
         matching contribution to 401(k) savings plan                                                19,000
     Net unrealized loss on available-for-sale securities
     Net loss
                                                               --------------- -------------- -------------- ----------------
BALANCES AT JUNE 30, 1998                                             500,000          5,000     31,994,000          320,000
     Exercise of stock options and warrants                                                          96,000            1,000
     Issuance of warrants
     Sale of common stock                                                                         9,500,000           95,000
     Sale of convertible Series E-1 Preferred Stock                   100,000          1,000
     Conversion and redemption of convertible Series E-1
         Preferred Stock to common shares                            (100,000)        (1,000)     1,859,000           18,000
     Imputed interest expense on convertible notes
     Imputed dividends on Series E-1 Preferred Stock
     Issuance of stock in satisfaction of employer
         matching contribution to 401(k) savings plan                                                61,000            1,000
     Net unrealized loss on available-for-sale securities
     Net loss
                                                               --------------- -------------- -------------- ----------------
BALANCES AT JUNE 30, 1999                                             500,000          5,000     43,510,000          435,000
     Exercise of stock options and warrants                                                         663,000            6,000
     Issuance of warrants and stock options
     Issuance of stock in exchange for technology                                                 1,135,000           11,000
     Sale of convertible Series F Preferred Stock                     500,000          5,000
     Conversion of convertible Series D Preferred Stock              (500,000)        (5,000)     1,000,000           10,000
     Conversion of $1.8 million convertible debt                                                    900,000            9,000
     Imputed interest expense on convertible notes
     Issuance of stock in satisfaction of employer
         matching contribution to 401(k) savings plan                                                25,000            1,000
     Net unrealized gain on available-for-sale securities
     Net loss
                                                               --------------- -------------- -------------- ----------------
BALANCES AT JUNE 30, 2000                                             500,000  $       5,000     47,233,000  $       472,000
                                                               =============== ============== ============== ================



ALLIANCE PHARMACEUTICAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

----------------------------------------------------------------------------------------------------------------------

                                                                    ADDITIONAL       ACCUMULATED
                                                                     PAID-IN        COMPREHENSIVE       ACCUMULATED
                                                                     CAPITAL        INCOME (LOSS)         DEFICIT
                                                                ----------------- -----------------  -----------------
BALANCES AT JUNE 30, 1997                                       $    322,025,000  $        243,000   $   (231,248,000)
     Exercise of stock options and warrants                              741,000
     Sale of convertible Series D Preferred Stock                      9,595,000
     Payment related to acquired in-process technology                 7,492,000
     Issuance of stock in satisfaction of employer
         matching contribution to 401(k) savings plan                    141,000
     Net unrealized loss on available-for-sale securities                                 (221,000)
     Net loss                                                                                             (33,003,000)
                                                                ----------------- -----------------  -----------------
BALANCES AT JUNE 30, 1998                                            339,994,000            22,000       (264,251,000)
     Exercise of stock options and warrants
     Issuance of warrants                                                922,000
     Sale of common stock                                             21,415,000
     Sale of convertible Series E-1 Preferred Stock                    5,582,000
     Conversion and redemption of convertible Series E-1
         Preferred Stock to common shares                             (2,248,000)
     Imputed interest expense on convertible notes                       844,000
     Imputed dividends on Series E-1 Preferred Stock                   1,700,000                           (1,700,000)
     Issuance of stock in satisfaction of employer
         matching contribution to 401(k) savings plan                    200,000
     Net unrealized loss on available-for-sale securities                                  (22,000)
     Net loss                                                                                             (60,773,000)
                                                                ----------------- -----------------  -----------------
BALANCES AT JUNE 30, 1999                                            368,409,000                 -       (326,724,000)
     Exercise of stock options and warrants                            2,958,000
     Issuance of warrants and stock options                            1,277,000
     Issuance of stock in exchange for technology                      4,989,000
     Sale of convertible Series F Preferred Stock                     19,215,000
     Conversion of convertible Series D Preferred Stock                   (5,000)
     Conversion of $1.8 million convertible debt                       1,791,000
     Imputed interest expense on convertible notes                     3,653,000
     Issuance of stock in satisfaction of employer
         matching contribution to 401(k) savings plan                    183,000
     Net unrealized gain on available-for-sale securities                                3,510,000
     Net loss                                                                                             (46,467,000)
                                                                ----------------- -----------------  -----------------
BALANCES AT JUNE 30, 2000                                        $   402,470,000   $     3,510,000     $  (373,191,000)
                                                                ================= =================  =================



ALLIANCE PHARMACEUTICAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

------------------------------------------------------------------------------------

                                                                         TOTAL
                                                                     COMPREHENSIVE
                                                                          LOSS
                                                                   -----------------
BALANCES AT JUNE 30, 1997
     Exercise of stock options and warrants
     Sale of convertible Series D Preferred Stock
     Payment related to acquired in-process technology
     Issuance of stock in satisfaction of employer
         matching contribution to 401(k) savings plan
     Net unrealized loss on available-for-sale securities          $       (221,000)
     Net loss                                                           (33,003,000)
                                                                   -----------------
BALANCES AT JUNE 30, 1998                                          $    (33,224,000)
                                                                   =================
     Exercise of stock options and warrants
     Issuance of warrants
     Sale of common stock
     Sale of convertible Series E-1 Preferred Stock
     Conversion and redemption of convertible Series E-1
         Preferred Stock to common shares
     Imputed interest expense on convertible notes
     Imputed dividends on Series E-1 Preferred Stock
     Issuance of stock in satisfaction of employer
         matching contribution to 401(k) savings plan
     Net unrealized loss on available-for-sale securities          $        (22,000)
     Net loss                                                           (60,773,000)
                                                                   -----------------
BALANCES AT JUNE 30, 1999                                          $    (60,795,000)
                                                                   =================
     Exercise of stock options and warrants
     Issuance of warrants and stock options
     Issuance of stock in exchange for technology
     Sale of convertible Series F Preferred Stock
     Conversion of convertible Series D Preferred Stock
     Conversion of $1.8 million convertible debt
     Imputed interest expense on convertible notes
     Issuance of stock in satisfaction of employer
         matching contribution to 401(k) savings plan
     Net unrealized gain on available-for-sale securities          $      3,510,000
     Net loss                                                           (46,467,000)
                                                                   -----------------
BALANCES AT JUNE 30, 2000                                          $    (42,957,000)
                                                                   =================

     SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ALLIANCE PHARMACEUTICAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                  Years ended June 30,
                                                                        2000               1999                1998
                                                                 -----------------  ------------------  -----------------
OPERATING ACTIVITIES:
     Net loss                                                    $    (46,467,000)  $     (60,773,000)  $    (33,003,000)
     Adjustments to reconcile net loss to net cash
        provided by (used in) operations:
            Depreciation and amortization                               6,344,000           6,265,000          5,064,000
            Imputed interest expense on convertible notes               3,653,000             844,000                  -
            Expense associated with warrant issuance                    1,431,000             160,000                  -
            Gain on sale of equity securities                          (6,282,000)                  -                  -
            Receipt of equity securities in exchange for
            technology                                                 (4,800,000)                  -                  -
            Issuance of common stock in exchange for technology         5,000,000                   -                  -
            Non-cash compensation - net                                   406,000             201,000            320,000
            Changes in operating assets and liabilities:
               Research revenue receivable                              4,729,000           1,972,000            403,000
               Restricted cash and other assets                          (856,000)         (5,038,000)           372,000
               Accounts payable and accrued expenses and other           (106,000)          1,553,000         (1,238,000)
               Deferred revenue                                        10,000,000                   -                  -
                                                                 -----------------  ------------------  -----------------
Net cash used in operating activities                                 (26,948,000)        (54,816,000)       (28,082,000)
                                                                 -----------------  ------------------  -----------------

INVESTING ACTIVITIES:
     Purchases of short-term investments                                        -         (23,711,000)      (113,099,000)
     Sales and maturities of short-term investments                     9,785,000          61,735,000        131,874,000
     Investment in joint venture                                       (5,000,000)                  -                  -
     Property, plant and equipment - net                                 (736,000)         (6,246,000)       (10,057,000)
     Payment for acquired in-process technology                                 -                   -            (57,000)
                                                                 -----------------  ------------------  -----------------
Net cash provided by investing activities                               4,049,000          31,778,000          8,661,000
                                                                 -----------------  ------------------  -----------------

FINANCING ACTIVITIES:
     Issuance of common stock and warrants                              2,743,000          21,511,000            562,000
     Issuance of convertible preferred stock - net                     19,220,000           5,582,000          9,600,000
     Redemption of preferred stock                                              -          (2,230,000)                 -
     Proceeds from long-term debt                                      15,000,000           6,850,000          6,800,000
     Principal payments on long-term debt                              (4,424,000)         (1,403,000)        (1,100,000)
                                                                 -----------------  ------------------  -----------------
Net cash provided by financing activities                              32,539,000          30,310,000         15,862,000
                                                                 -----------------  ------------------  -----------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        9,640,000           7,272,000         (3,559,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                         19,081,000          11,809,000         15,368,000
                                                                 -----------------  ------------------  -----------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $     28,721,000   $      19,081,000   $     11,809,000
                                                                 =================  ==================  =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                    $      1,304,000   $       1,104,000   $        566,000
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
Deferred interest expense on long-term debt                      $        503,000   $         728,000                  -
Imputed dividends on preferred stock                                            -   $       1,700,000                  -
Issuance of common stock in connection with
     acquired in-process technology                                             -                   -   $      7,500,000
Issuance of common stock upon conversion of notes                $      1,800,000                   -                  -
Issuance of common stock upon conversion of preferred stock      $     10,000,000                   -                  -


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

ALLIANCE PHARMACEUTICAL CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

         Alliance Pharmaceutical Corp. and its subsidiaries (collectively, the "Company" or "Alliance") are engaged in identifying, designing, and developing novel medical products.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Alliance Pharmaceutical Corp., the accounts of its wholly owned subsidiary Astral, Inc., its wholly owned subsidiary MDV Technologies, Inc. ("MDV"), its wholly owned subsidiary Alliance Pharmaceutical GmbH, from its inception in December 1998, and its majority-owned subsidiary Talco Pharmaceutical, Inc. All significant intercompany accounts and transactions have been eliminated. Certain amounts in 1999 and 1998 have been reclassified to conform to the current year's presentation.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the consolidated financial statements. Actual results could differ from those estimates.

CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS

         Short-term investments consist of highly liquid debt instruments. Management has classified the Company's short-term investments as available-for-sale securities in the accompanying financial statements. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of accumulated comprehensive income (loss). The Company considers instruments purchased with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

         Cash, cash equivalents, and short-term investments are financial instruments which potentially subject the Company to concentration of credit risk. The Company invests its excess cash primarily in U.S. government securities and debt instruments of financial institutions and corporations with strong credit ratings. The Company has established guidelines relative to diversification and maturities to maintain safety and liquidity. These guidelines are reviewed periodically and modified to take advantage of trends in yields and interest rates. The Company has not experienced any material losses on its short-term investments.

PROPERTY, PLANT, EQUIPMENT, AND OTHER ASSETS

         Buildings, furniture, and equipment are stated at cost and depreciation is computed using the straight-line method over the estimated useful lives of 3 to 25 years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term. Technology and patent rights are amortized using the straight-line method over 5 to 20 years.

PURCHASED TECHNOLOGY

         The purchased technology was primarily acquired as a result of the merger of Fluoromed Pharmaceutical, Inc. into a subsidiary of the Company in 1989. The technology acquired is the Company's core perfluorochemical ("PFC") technology and was valued based on an analysis of the present value of future earnings anticipated from this technology at that time. The Company identified alternative future uses for the PFC technology, including the OXYGENT-TM- (temporary blood substitute) and LIQUIVENT-Registered Trademark- (intrapulmonary oxygen carrier) products. Purchased technology also includes $2 million for technology capitalized as a result of the acquisition of BioPulmonics, Inc. ("BioPulmonics") in December 1991. Since the acquisition, an alternative future use of the acquired technology has been pursued by the Company. An intrapulmonary drug delivery system using the PFC-based liquid as a carrier (or dispersing agent) is being developed by Alliance from the liquid ventilation technology.

         The PFC technology is the basis for the Company's main drug development programs and is being amortized over a 20-year life. The PFC technology has a net book value of $10.1 million and $11.2 million, and is reported net of accumulated amortization of $13.2 million and $12 million at June 30, 2000 and 1999, respectively. The technology acquired from BioPulmonics has a net book value of approximately $0 and $129,000 and is being amortized over five to seven years and is reported net of accumulated amortization of $2 million and $1.9 million at June 30, 2000 and 1999, respectively.

         The carrying value of purchased technology is reviewed periodically based on the projected cash flows to be received from license fees, milestone payments, royalties and other product revenues. If such cash flows are less than the carrying value of the purchased technology, the difference will be charged to expense.

ACQUIRED IN-PROCESS TECHNOLOGY

         In November 1996, the Company acquired MDV which is engaged in the development of FLOGEL-Registered Trademark-, intended for use as an anti-adhesion treatment for persons undergoing abdominal or pelvic surgeries. The consideration of $15.5 million was paid through the issuance of common stock. The Company is obligated to pay up to $20 million in common stock or cash if advanced clinical development or licensing milestones are achieved in connection with MDV's technology. The Company will also make certain royalty payments in cash on the sales of products, if any, developed from such technology.

INVESTMENT IN JOINT VENTURE

         In May 2000, the Company and Baxter Healthcare Corporation ("Baxter") formed a joint venture, PFC Therapeutics, LLC ("PFC Therapeutics"), for the manufacture, marketing, sales and distribution of OXYGENT in the United States, Canada and countries in the European Union. The Company received a prepaid royalty of $10 million from PFC Therapeutics, which is recorded as deferred revenue as of June 30, 2000. The Company will recognize the revenue as the royalties are earned and will record its portion of the income of the joint venture as equity in income of the joint venture within the Company's consolidated statement of operations.

REVENUE RECOGNITION

         Revenue under collaborative research agreements is recognized as services are provided and milestone payments are recognized upon the completion of the milestone event or requirement under such agreements. Revenue from product sales is recognized as products are shipped. The Company recognizes revenue only on payments that are non-refundable, and defers revenue recognition until performance obligations have been completed. Non-refundable contract fees that reimburse the Company for previously incurred research and development are recorded as revenue upon contract "execution."

         In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101 ("SAB No. 101"), Revenue Recognition in the Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in the financial statements. The application of SAB No. 101 is not expected to have a material impact on the Company's financial statements.

RESEARCH AND DEVELOPMENT EXPENSES

         Research and development expenditures are charged to expense as incurred.

ACCOUNTING FOR STOCK-BASED COMPENSATION

         As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), the Company has elected to retain its current intrinsic value-based method and will disclose the pro forma effect of using the fair value-based method to account for its stock-based compensation in its financial statements.

NET INCOME (LOSS) PER SHARE

         The Company computes net loss per common share in accordance with Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 requires the presentation of basic and diluted earnings per share amounts. Basic earnings per share is calculated based upon the weighted average number of common shares outstanding during the period while diluted earnings per share also gives effect to all potential dilutive common shares outstanding during the period such as options, warrants, convertible securities, and contingently issuable shares. All potential dilutive common shares have been excluded from the calculation of diluted earnings per share as their inclusion would be anti-dilutive.

COMPREHENSIVE INCOME (LOSS)

         Financial Accounting Standards Board's Statement No. 130, "Comprehensive Income" ("SFAS No. 130") requires unrealized gains and losses on the Company's available-for-sale securities to be included in accumulated comprehensive income (loss). The Company has reported the total comprehensive loss in the Consolidated Statements of Stockholders' Equity.

2.  FINANCIAL STATEMENT DETAILS

PROPERTY, PLANT AND EQUIPMENT - NET

         Property, plant and equipment consist of the following:


                                                                                     June 30,
                                                                           2000                      1999
                                                                  -----------------------    ---------------------
         Land                                                     $         225,000          $         225,000
         Buildings                                                          300,000                    300,000
         Building improvements                                            2,422,000                  2,323,000
         Furniture, fixtures, and equipment                              19,686,000                 20,614,000
         Leasehold improvements                                          20,045,000                 19,870,000
                                                                  -----------------------    ---------------------
                                                                         42,678,000                 43,332,000
         Less accumulated depreciation and amortization                 (22,369,000)               (18,711,000)
                                                                  -----------------------    ---------------------
                                                                  $      20,309,000          $      24,621,000
                                                                  =======================    =====================


ACCRUED EXPENSES

         Accrued expenses consist of the following:


                                                                                                         June 30,
                                                                                             2000                      1999
                                                                                    -----------------------    ---------------------
         Payroll and related expenses                                               $        3,338,000         $        1,704,000
         Rent and related operating expenses                                                   433,000                    201,000
         Clinical trial supplies expense                                                            --                  2,286,000
         Other                                                                                 330,000                     89,000
                                                                                    -----------------------    ---------------------
                                                                                    $        4,101,000         $        4,280,000
                                                                                    =======================    =====================


3.  INVESTMENTS

         The Company classifies its investment securities as available-for-sale and records holding gains or losses in accumulated comprehensive income (loss).

         The following is a summary of available-for-sale securities:


                                             June 30, 2000                                           June 30, 1999
                          ---------------------------------------------------    ---------------------------------------------------
                                               Gross                                                 Gross
                                             Unrealized         Estimated                           Unrealized         Estimated
                              Cost          Gains (Losses)      Fair Value          Cost          Gains (Losses)      Fair Value
U.S. Government
   Securities             $           --    $        --        $        --       $      --        $        --         $       --
Corporate securities           1,296,000      3,510,000          4,806,000              --                 --                 --
                          ---------------------------------------------------    ---------------------------------------------------
                          $    1,296,000    $ 3,510,000        $ 4,806,000       $      --        $        --         $       --
                          ===================================================    ===================================================


         The gross realized gain on sales of available-for-sale securities totaled $6,282,000 in 2000. The gross unrealized gain of $3,510,000 in 2000 is recorded as a component of comprehensive income. The unrealized gain had no cash effect and therefore is not reflected in the Consolidated Statements of Cash Flows.

4.  LONG-TERM DEBT

         In June 1998, the Company restructured a loan and security agreement with a bank to provide for up to $15 million at the bank's prime rate plus 0.5%. In March 1999, the Company was in violation of a financial covenant under the loan. In June 1999, the bank waived the violation, took additional collateral and restructured the loan which resulted in increased principal payments. The loan bears interest at rates ranging from 7.5% to 10% at June 30, 2000. As part of the restructuring, the Company issued to the bank a warrant to purchase up to 180,000 shares of common stock at an exercise price of $2.88 per share The Company has recorded deferred interest expense on the warrant, based upon a Black-Scholes valuation, of $241,000, which is being amortized over the life of the warrant. The unamortized deferred interest balance was $141,000 at June 30, 2000. Amounts borrowed are secured by a $5 million restricted certificate of deposit, by certain fixed assets and patents, and are to be repaid over four years. If certain financial covenants are not satisfied, the outstanding balance may become due and payable. On June 30, 2000, the balance outstanding on this loan was $9.2 million.

         In May 1999, the Company privately placed $1.8 million of 6% convertible subordinated notes due May 2002 and issued warrants to the note holders to purchase up to 300,000 shares of common stock at $2.45 per share. In February 2000, the Company caused the notes to be converted into 900,000 shares of common stock of the Company. The conversion price of the notes was $2 per share, which was below the trading market price of the stock on the day the notes were issued. As a result of this beneficial conversion price, the Company recognized an immediate charge to interest expense of $844,000 on these convertible notes. The Company recorded deferred interest expense on the warrants of $521,000, based upon a Black-Scholes valuation, and amortized the deferred interest over the life of the notes. The unamortized deferred interest balance was expensed in February 2000 when the notes were converted.

         In February 2000, the Company sold $15 million in four-year 5% subordinated convertible debentures to certain investors. The debentures are convertible at any time at each investor's option into shares of Alliance common stock at $9.65 per share, subject to certain antidilution provisions. The conversion price of the debentures was below the trading market price on the day the debentures were issued. As a result of this beneficial conversion price, the Company has recorded an immediate charge to interest expense of $3.7 million on these convertible debentures. The Company will have certain rights to cause the debentures to convert into common stock. The investors will have the option at any time to purchase, and the Company will have certain rights to require the investors to purchase, an additional $15 million of four-year 5% subordinated convertible debentures, convertible into Alliance common stock at $12.06 per share. The Company issued to certain investors of the debentures a warrant to purchase up to 77,720 shares of common stock at an exercise price of $9.65 per share. The Company has recorded deferred interest expense on the warrant, based upon a Black-Scholes valuation, of $503,000, which will be amortized over the life of the warrant. The unamortized deferred interest balance was $433,000 at June 30, 2000.

         The Company's principal payments for the long-term debt for the years ending June 30, 2001, 2002, 2003, 2004 and 2005 are $4.4 million, $2.8 million,
$1.7 million, $300,000 and $-0-, respectively. Due to the option of the Company to satisfy the $15 million subordinated convertible debentures with the issuance of common stock, the Company has excluded any principal payments on the convertible notes from the five year schedule of principal payments.

5.  STOCKHOLDERS' EQUITY

STOCK OPTION PLANS

         The Company has a 1983 Incentive Stock Option Plan (the "1983 Plan"), a 1983 Non-Qualified Stock Option Program (the "1983 Program"), and a 1991 Stock Option Plan which provides for both incentive and non-qualified stock options (the "1991 Plan"). These plans provide for the granting of options to purchase shares of the Company's common stock (up to an aggregate of 500,000, 2,500,000, and 8,300,000 shares under the 1983 Plan, 1983 Program, and 1991 Plan, respectively) to directors, officers, employees, and consultants. The optionees, date of grant, option price (which cannot be less than 100% and 80% of the fair market value of the common stock on the date of grant for incentive stock options and non-qualified stock options, respectively), vesting schedule, and term of options, which cannot exceed ten years (five years under the 1983 Plan), are determined by the Compensation Committee of the Board of Directors. The 1983 Plan and the 1983 Program have expired and no additional options may be granted under such plans.

         The following table summarizes stock option activity through June 30, 2000:


                                                                                                               Weighted
                                                                                       Shares               Average Price
                                                                                  ------------------     ---------------------
Balance at June 30, 1997                                                                3,798,604               $ 10.66
   Granted                                                                              1,814,750               $  8.89
   Exercised                                                                             (135,660)              $  5.44
   Terminated/Expired                                                                    (391,771)              $ 11.47
                                                                                  ------------------
Balance at June 30, 1998                                                                5,085,923               $ 10.11
   Granted                                                                              2,617,008               $  4.90
   Exercised                                                                             (129,918)              $  0.01
   Terminated/Expired                                                                  (2,373,791)              $ 10.08
                                                                                  ------------------
Balance at June 30, 1999                                                                5,199,222               $  7.75
   Granted                                                                              2,672,300               $  6.27
   Exercised                                                                             (501,894)              $  5.11
   Terminated/Expired                                                                    (675,788)              $  6.64
                                                                                  ------------------
Balance at June 30, 2000                                                                6,693,840               $  7.47
                                                                                  ==================

Available for future grant under the 1983 Plan and the 1983 Program                            -0-
                                                                                  ==================
Available for future grant under the 1991 Plan                                          1,238,681
                                                                                  ==================




         The following table summarizes information concerning outstanding and exercisable stock options at June 30, 2000:


                                                                             Weighted
                                                           Weighted          Average                             Weighted
                 Range of Exercise         Number          Average          Remaining           Number           Average
                     Prices             Outstanding     Exercise Price   Contractual Life    Exercisable      Exercise Price
             ------------------------ ---------------- ----------------- ----------------- ----------------- -----------------
                 $2.375 - $2.75             840,750         $ 2.72          9.04 years            355,275         $ 2.73
                 $2.938 - $4.813            222,050         $ 4.034         8.58 years             32,450         $ 3.864
                     $4.875               1,138,000         $ 4.875         8.37 years            385,100         $ 4.875
                      $5.00                 332,065         $ 5.00          8.15 years            228,132         $ 5.00
                 $5.031 - $7.688            696,850         $ 5.70          5.38 years            618,650         $ 5.68
                      $7.75               1,315,500         $ 7.75          9.46 years             16,000         $ 7.75
                 $7.8125 - $9.25            419,800         $ 8.72          5.87 years            279,375         $ 8.82
                     $9.375                 684,900         $ 9.375         7.37 years            314,800         $ 9.375
                $9.4375 - $13.188           704,700         $12.41          6.40 years            429,845         $12.37
                $13.625 - $28.00            339,225         $19.54          3.07 years            314,943         $19.89
                                      ----------------                                     -----------------
                                          6,693,840          $7.47          7.62 years          2,974,570          $8.32
                                      ================                                     =================


         The Company has adopted the disclosure-only provisions of SFAS No. 123. In accordance with its provisions, the Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans, and accordingly, no compensation cost has been recognized for stock options in 2000, 1999 or 1998. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date amortized to expense over their vesting period as prescribed by SFAS No. 123, the Company's net loss applicable to common shares and net loss per share would have been increased to the pro forma amounts indicated below for the years ended June 30:


                                                                       2000                 1999                   1998
                                                                -------------------   ------------------    -------------------
             Net loss
                As reported                                     $     (46,467,000)    $     (62,473,000)    $     (33,003,000)
                Pro forma                                             (52,716,000)          (67,386,000)          (36,422,000)

             Net loss per share
                As reported                                     $           (1.03)    $           (1.89)    $           (1.04)
                Pro forma                                                   (1.17)                (2.04)                (1.15)


         The impact of outstanding non-vested stock options granted prior to 1996 has been excluded from the pro forma calculations; accordingly, the 2000, 1999 and 1998 pro forma adjustments are not indicative of future period pro forma adjustments if the calculation reflected all applicable stock options. The fair value of options at date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions for 2000, 1999 and 1998, respectively: risk-free interest rate range of 5.63% to 6.63% (for all years); dividend yield of 0% (for all years); volatility factor of 83%, 78% and 66%; and a weighted-average expected term of 6 years, 7 years and 6 years. The estimated weighted average fair value at grant date for the options granted during 2000, 1999 and 1998 was $4.64, $3.23 and $5.85 per option, respectively.

         The following table summarizes common shares reserved for issuance at June 30, 2000 on exercise or conversion of:


                                                                       Shares
                                                                ----------------------
            Series F convertible preferred stock                          909,091
            Convertible subordinated debentures                         1,554,404
            Common stock options                                        7,932,521
            Common stock warrants                                       1,996,743
                                                                ----------------------
            Total common shares reserved for issuance                  12,392,759
                                                                ======================


WARRANTS

         At June 30, 2000, the Company had warrants outstanding to purchase 1,996,743 shares of common stock at prices ranging from $2.45 to $20 per share. The warrants expire on various dates from July 2000 through November 2004.

PREFERRED STOCK

         In September 1997, in conjunction with a license agreement (the "Schering License Agreement"), Schering Berlin Venture Corp. ("SBVC"), an affiliate of Schering AG, Germany ("Schering"), purchased 500,000 shares of the Company's convertible Series D Preferred Stock for $10 million. In February 2000, the Series D Preferred Stock was converted into 1,000,000 shares of common stock of the Company.

         In August 1998, the Company sold 100,000 shares of its convertible Series E-1 Preferred Stock to certain investors for $6 million. The Company recognized an imputed dividend of $483,000 to reflect a beneficial conversion feature on these preferred shares. In January 1999, 47,837 shares of the Series E-1 Preferred Stock were converted into 1,091,338 shares of Alliance common stock at an average price of $2.63 per share. In May 1999, 31,456 shares of Series E-1 Preferred Stock converted into 767,219 shares of Alliance common stock. The Company also repurchased the remaining 20,707 shares of Series E-1 Preferred Stock for $2.2 million of cash. The Company recorded a preferred stock dividend of $1.2 million, which represents the excess of the fair value of the consideration transferred to the preferred stockholders over the carrying value of the preferred stock. The investors obtained a right to receive a royalty on future sales of one of the Company's products under development, provided that the product is approved by the U.S. Food and Drug Administration by December 2003. The total royalty obligation is 0.3% of net sales of the product for a period of three years. The Company has certain rights to repurchase the royalty right.

         In May 2000, the Company entered into a joint venture with Baxter and sold 500,000 shares of its convertible Series F Preferred Stock for $20 million. If Alliance's common stock price averages $22 per share over a 20-day period within the next four years, the conversion price for the Series F Preferred Stock will be $22 per share. If the stock does not reach that price, the conversion price will be based on the market value of Alliance's common stock at the time of conversion. The Series F Preferred Stock has no annual dividend and is not entitled to any voting rights except as otherwise required by law.

6.  LICENSE AGREEMENTS

         From February 1996 through June 1997, Hoechst Marion Roussel ("HMRI") was responsible for most of the costs of development and marketing of LIQUIVENT. In June 1997, the Company sold $2.5 million in clinical trial supplies to HMRI and recorded it as deferred revenue. In December 1997, the license agreement with HMRI was terminated. Therefore, since July 1, 1997 Alliance has been responsible for all LIQUIVENT development expenses worldwide. HMRI has no continuing rights to the development or marketing of LIQUIVENT. In September 1999, HMRI dismissed an arbitration proceeding filed against Alliance in September 1998, and Alliance agreed to repurchase the clinical trial supplies from HMRI for up to $3 million over time and under certain circumstances. The Company converted the balance of deferred revenue to accrued expenses at June 30, 1999. During fiscal 2000, the Company repurchased all of the clinical trial supplies and the associated liability was reduced to $-0-.

         In September 1997, the Company entered into the Schering License Agreement, which provides Schering with worldwide exclusive marketing and manufacturing rights to Alliance's drug compounds, drug compositions, and medical devices and systems related to perfluorocarbon ultrasound imaging products, including IMAVIST-TM- (formerly named IMAGENT-Registered Trademark-). In conjunction with the Schering License Agreement, SBVC purchased 500,000 shares of the Company's convertible Series D Preferred Stock for $10 million. In February 2000, the Series D Preferred Stock was converted into 1,000,000 shares of common stock of the Company. IMAVIST is being developed jointly by Alliance and Schering. Under the Schering License Agreement, Schering paid to Alliance in 1998 an initial license fee of $4 million, and agreed to pay further milestone payments and royalties on product sales. Schering is also providing funding to Alliance for some of its development expenses related to IMAVIST.

         In May 2000, Alliance and Baxter entered into a joint venture for the manufacture, marketing, sales and distribution of OXYGENT in the United States, Canada and countries in the European Union (the "Baxter Territory"). The companies formed PFC Therapeutics to oversee the further development, manufacture, marketing, sales and distribution of OXYGENT; and each party invested $5 million in PFC Therapeutics. In connection with the transaction, PFC Therapeutics obtained an exclusive license in the Baxter Territory, to manufacture and market all of the Company's injectable perfluorochemical emulsions capable of transporting oxygen in therapeutic effective amounts in the bloodstream, including OXYGENT. PFC Therapeutics paid Alliance a prepaid royalty of $10 million, which has been recorded as deferred revenue. Alliance and Baxter will also share in the distribution of PFC Therapeutics' future cash flows. Under the arrangement, Alliance will continue to fund the current development plan for OXYGENT'S initial approval in the Baxter Territory. PFC Therapeutics has a right of first offer to license OXYGENT in one or more countries outside the Baxter Territory. Pursuant to a manufacturing and supplier agreement between Alliance and PFC Therapeutics, Alliance will initially manufacture OXYGENT for distribution in the Baxter Territory. Under separate agreements between Baxter and PFC Therapeutics, Baxter will have the exclusive right to promote, market, distribute and sell OXYGENT in the Baxter Territory, and Baxter has the right to take over the manufacturing responsibility for OXYGENT. In connection with this arrangement, Baxter has purchased 500,000 shares of the Company's convertible Series F Preferred Stock for $20 million. In order for Baxter to maintain its rights to commercialize the product, Baxter is required to purchase an additional $30 million of convertible redeemable preferred stock from Alliance through September 2001.

7.  SALE OF TECHNOLOGY

         In November 1999, the Company completed the sale of certain aspects of its PULMOSPHERES-Registered Trademark- technology to Inhale Therapeutic Systems, Inc. ("Inhale") for $15 million in cash and $5 million in common stock of Inhale, plus the right to receive additional future milestone and royalty payments. In consideration for retaining certain rights to use the technology, Alliance issued $5 million in Alliance common stock to Inhale. The Company recorded net revenue of $14.1 million associated with this transaction.

8.  INCOME TAXES

         Significant components of the Company's deferred tax assets as of June 30, 2000 and 1999, respectively, are shown below. A valuation allowance of $144,955,000, of which $23,554,000 is related to 2000, has been recognized to offset the deferred tax assets as realization of such assets is uncertain.

         Deferred tax assets consist of the following:


                                                                                                    June 30,
                                                                                           2000                   1999
                                                                                   ---------------------   --------------------
             Net operating loss carryforwards                                      $      107,107,000      $       93,497,000
             Research and development credits                                              17,563,000              12,423,000
             Capitalized research expense                                                  14,883,000              12,047,000
             Other - net                                                                    5,402,000               3,434,000
                                                                                   ---------------------      -----------------
             Total deferred tax assets                                                    144,955,000             121,401,000
             Valuation allowance for deferred tax assets                                 (144,955,000)           (121,401,000)
                                                                                   ---------------------   --------------------
             Net deferred tax assets                                               $               --      $               --
                                                                                   =====================   ====================


         Approximately $3,580,000 of the valuation allowance for deferred tax assets relates to stock option deductions which, when recognized, will be allocated to contributed capital.

         At June 30, 2000, the Company had federal and various state net operating loss carryforwards of approximately $299,820,000 and $37,735,000, respectively. The difference between the federal and state tax loss carryforwards is primarily attributable to the capitalization of research and development expenses for California tax purposes and the fifty percent limitation on California loss carryforwards. Approximately $1,457,000 of California tax loss carryforwards expired in fiscal 2000 and will continue to expire (approximately $1,090,000 in fiscal 2001) unless previously utilized. Approximately $1,273,000 of federal tax loss carryforwards expired in fiscal 2000 and will continue to expire (approximately $1,851,000 in fiscal 2001) unless previously utilized. The Company also has federal and state research and development tax credit carryforwards of $14,355,000 and $4,937,000, respectively, which will begin expiring in fiscal 2001 unless previously utilized.

         Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating loss and credit carryforwards may be limited because of cumulative changes in ownership of more than 50% which have occurred; however, the Company does not believe such limitation will have a material impact upon the utilization of these carryforwards.

9.  COMMITMENTS

         The Company leases certain office and research facilities in San Diego and certain equipment under operating leases. Provisions of the facilities leases provide for abatement of rent during certain periods and escalating rent payments during the lease terms based on changes in the Consumer Price Index. Rent expense is recognized on a straight-line basis over the term of the leases.

         Minimum annual commitments related to operating lease payments at June 30, 2000 are as follows:


             Years ending June 30,
             ---------------------
                2001                                      $      3,495,000
                2002                                             3,605,000
                2003                                             1,830,000
                2004                                             1,216,000
                2005                                               805,000
                Thereafter                                       2,284,000
                                                          -------------------
                Total                                     $     13,235,000
                                                          ===================


         Rent expense for fiscal 2000, 1999, and 1998 was $4.2 million, $4.1 million and $3.4 million, respectively.

10.  SUBSEQUENT EVENT (UNAUDITED)

         In August 2000, the Company sold $10 million in principal amount of four-year 5% subordinated convertible debentures to certain investors. The debentures are convertible at any time at each investor's option into shares of Alliance common stock at $13.32 per share, subject to certain antidilution provisions. The conversion price of the debentures was below the trading market price on the day the debentures were issued. As a result of this beneficial conversion price, the Company will record an immediate charge to interest expense of $792,000 on these convertible debentures in the first quarter of fiscal year 2001. The Company will have certain rights to cause the debentures to convert into common stock. The investors will have the option at any time to purchase, and the Company will have certain rights to require the investors to purchase, an additional $10 million of four-year 5% subordinated convertible debentures, convertible into Alliance common stock at $16 per share.

                       ALLIANCE PHARMACEUTICAL CORP.
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS --- NOVEMBER 8, 2000

The undersigned, revoking any proxy heretofore given, hereby appoints Carroll
O. Johnson, Stephen M. McGrath and Duane J. Roth, or any one of them, Proxies of the undersigned with full power of substitution, with respect to all of the shares of the common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Alliance Pharmaceutical Corp. (the "Corporation") to be held on November 8, 2000, at the offices of the Corporation at 9333 Genesee Avenue, Suite 300, San Diego, California 92121 at 10:00 a.m., San Diego time, or any adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS, FOR APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION BY 50,000,000 SHARES, FOR APPROVAL OF THE 2000 STOCK OPTION PLAN, AND FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

In their discretion, the Proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has proposed all matters to be voted upon and recommends a vote FOR all nominees for election as directors, FOR an increase in the number of authorized shares of common stock of the Corporation by 50,000,000 shares, FOR adoption of the 2000 Stock Option Plan, and FOR ratification of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2001. Approval of any matter in this proxy is not related to or conditioned on the approval of any other matter.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.       Election of Directors   FOR all nominees  listed  below  (except as marked to the contrary)   WITHHOLD AUTHORITY
                                                                                                       to vote  for  all  nominees
                                                                                                       listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
        STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

          Dr. Pedro Cuatrecasas                    Dr. Fred M. Hershenson                     Carroll O. Johnson

           Stephen M. McGrath                         Donald E. O'Neill                       Dr. Helen M. Ranney

            Dr. Jean G. Riess                           Duane J. Roth                          Theodore D. Roth

           Dr. Thomas F. Zuck

2.       Increase of the number of authorized shares of Common Stock of the Corporation by 50,000,000 shares

                                 FOR                                AGAINST                             ABSTAIN


3.       Adoption of the 2000 Stock Option Plan

                                 FOR                                AGAINST                             ABSTAIN


4.       Ratification of Ernst & Young LLP as independent auditors

                                 FOR                                AGAINST                             ABSTAIN

                 (To be completed and signed on reverse side)

                                    Dated:
                                    -------------------------------------------,
                                    2000

                                    --------------------------------------------


                                    --------------------------------------------


                                    Please sign exactly as name appears hereon.
                                    If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, corporate officers, general partners and other persons acting in a representative capacity should add their titles.

                                    The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith. PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.